Exhibit 99.1

Hexion Specialty Chemicals, Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Announces Proposed $700 Million Debt Offering

COLUMBUS, Ohio – (January 14, 2010) – Hexion Specialty Chemicals, Inc. (the “Company”) announced today that Hexion Finance Escrow LLC and Hexion Escrow Corporation (the “Escrow Issuers”), wholly owned special purpose subsidiaries of the Company, are proposing to issue $700 million aggregate principal amount of senior secured notes due 2018 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The proceeds of the offering initially will be placed in escrow pending satisfaction of a number of conditions, including effectiveness of the proposed amendment of the existing senior secured credit facilities of the Company. Upon satisfaction of such conditions, Hexion U.S. Finance Corporation and Hexion Nova Scotia Finance, ULC, each a wholly owned subsidiary of the Company, would jointly assume the Escrow Issuers’ obligations under the Notes and the Notes would be guaranteed by the Company and by certain domestic subsidiaries of the Company.

The entities that are intended to assume and guarantee the Notes are the same entities that issued and guarantee the Company’s existing second lien notes. The Notes will be secured by the same collateral as the Company’s existing second lien notes, but the priority of the collateral liens securing the Notes will be senior to the collateral liens securing the existing second lien notes, and will be junior to the collateral liens securing the Registrant’s senior secured credit facilities.

The Company intends to use the net proceeds from the offering of Notes, (i) to repay $500 million of the U.S. term loans under its existing $2.2 billion senior secured credit facilities, (ii) provide incremental liquidity and (iii) to pay certain related transaction costs and expenses. The proposed offering of the Notes is subject to market and other conditions, and may not occur as described or at all.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2008 Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as the current credit crises and economic downturn and their related impact on liquidity and the industry sectors we serve, or an interruption in the supply of or increased pricing of raw materials; competitive factors such as pricing actions by our competitors that could affect our operating margins; and regulatory factors such as changes in governmental regulations involving our products that lead to increased manufacturing costs and environmental and legal matters as described in our 2008 Annual Report on Form 10-K and in our other reports filed with the SEC.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company does not undertake any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

About Hexion Specialty Chemicals

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com.

Contacts

Investors:

John Kompa

Director, Investor Relations

Hexion Specialty Chemicals, Inc.

+1 614 225 2223

john.kompa@hexion.com

Media:

Peter F. Loscocco

Vice President, Public Affairs

Hexion Specialty Chemicals, Inc.

+1 614 225 4127

peter.loscocco@hexion.com

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